Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
PAR TECHNOLOGY CORPORATION
(Exact Name of Registrants as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.02 par value per share, issuable upon exercise of a Warrant	Rule 457(c)	10,287(1)	$42.56(2)	$437,814.72(2)	0.00014760	$64.62
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Fees to Be Paid	Equity	Common Stock, $0.02 par value per share	Rule 415(a)(6)	73,530(1)	(3)	$6,083,872.20			S-3ASR	333-255772	May 5, 2021	$663.75(3)
Fees to Be Paid	Equity	Common Stock, $0.02 par value per share, issuable upon exercise of a Warrant	Rule 415(a)(6)	219,572(1)	(3)	$18,167,387.28			S-3ASR	333-255772	May 5, 2021	$1,982.06(3)
Fees to Be Paid	Equity	Common Stock, $0.02 par value per share, issuable upon exercise of a Warrant	Rule 415(a)(6)	280,428(1)	(3)	$18,278,297.04			POSASR	333-255772	June 9, 2021	$1,994.17(3)
	Total Offering Amounts					$42,967,371.24		$64.62
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							—
	Net Fee Due							$64.62

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(1)    The shares of common stock will be offered for resale by the selling stockholders named herein pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the shares of common stock being registered pursuant to this registration statement.
(2)    Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the registrant’s common stock on May 1, 2024, as reported on the New York Stock Exchange.
(3)    Pursuant to Rule 415(a)(6) under the Securities Act, (a) 73,530 shares of common stock included in this registration statement are unsold securities previously registered under a registration statement on Form S-3 (Registration No. 333-255772) filed by the registrant on May 5, 2021 (the “2021 Registration Statement”) (as to which shares a filing fee of $663.75 was previously paid), (b) 219,572 shares of common stock issuable upon exercise of a warrant included in this registration statement are unsold securities previously registered under the 2021 Registration Statement (as to which shares a filing fee of $1,982.06 was previously paid) and (c) 280,428 shares of common stock issuable upon exercise of a warrant included in this registration statement are unsold securities previously registered under a post-effective amendment to the 2021 Registration Statement filed on June 9, 2021 (as to which shares a filing fee of $1,994.17 was previously paid). Accordingly, an aggregate of $4,639.98 in filing fees was previously paid in connection with such unsold shares and will continue to be applied to such unsold shares pursuant to Rule 415(a)(6). All 573,530 of those unsold shares of common stock (and associated filing fees) are being carried forward and registered under this registration statement. The filing fee of $64.62 being paid herewith relates to the 10,287 shares of common stock issuable upon exercise of a warrant newly registered under this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the 2021 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.